EXHIBIT 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

MGE Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	1	Equity	Common Stock, $1 par value per share	457(r)	3,795,380	$75.75	$287,500,035.00	0.0001381	$39,703.75	—	—	—	—
Fees Previously Paid		—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities		—	—	—	—	—	—	—	—	—	—	—	—
		Total Offering Amounts					$287,500,035.00	$39,703.75
		Total Fees Previously Paid						-
		Total Fee Offsets						-
		Net Fee Due						$39,703.75

(1)
The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Filing Fee Tables” shall be deemed to update the “Calculation of Filing Fee Tables” in the registrant’s shelf registration statement on Form S-3ASR (File No. 333-293693) filed with the U.S. Securities and Exchange Commission on February 24, 2026. Represents the total number of shares of the registrant's common stock being registered, including 495,049 shares of the registrant's common stock that the underwriters have an option to purchase.

Table 2: Fee Offset Claims and Sources ☒ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses ☒ Not Applicable

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date